Exhibit __

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

WHEREAS, the undersigned are parties to the Delaware Court of Chancery action captioned In re: Transkaryotic Therapies, Inc., C.A. No. 2776-CC (the “Consolidated Action”) and wish to settle the Consolidated Action on the terms and conditions set forth in this Settlement Agreement and Mutual Release (the “Agreement”),

IT IS HEREBY AGREED AS FOLLOWS:

1. Settlement Amount.  Shire Human Genetic Therapies, Inc., a Delaware corporation formerly known as Transkaryotic Therapies, Inc. (“TKT”), shall pay, or shall cause an entity incorporated or otherwise organized in the United States to pay, to each of the entities listed in the first column of Exhibit A hereto (the “Payees”) the amount set forth for each such Payee in the second column of that Exhibit (the “Settlement Amount”).  Each Settlement Amount of $50.00  per share  represents $37.00 per share in proceeds from the sale of TKT stock and $13.00 per share in interest for each share of TKT stock at issue in the Consolidated Action and the collective payment of those Settlement Amounts is made in full satisfaction of all claims asserted in that litigation. TKT shall deliver the entire amount of each Payee’s Settlement Amount in accordance with the wire transfer instructions to be provided to counsel for TKT, such instructions to be provided within one business day of the execution of this Agreement by all signatories.   It is agreed that the Settlement Amount shall be allocated for tax purposes as being $37.00 in proceeds from the sale of TKT stock and $13.00 per share in interest, and that no party shall take any position or action inconsistent with such treatment on a tax return.

2.  Dismissal of the Action/Payment of Settlement Amount.   Within one business day of execution of this Agreement by all signatories, counsel for TKT shall present to the Court of Chancery the order attached to this Agreement as Exhibit B hereto (the “Order”) and advise the

Chancellor that the parties have reached a global settlement of the Consolidated Action and are jointly seeking the Court’s expedited approval of the Order (which will authorize the dismissal of the Consolidated Action pursuant to 8 Del.C. § 262(k)).  By November 7, 2008, provided that the Court shall have entered the Order on or before such date, TKT shall cause the following events to occur simultaneously:

(a)	payment of the Settlement Amount due to each Payee, as set forth above; and

(b)	filing of a stipulation of dismissal in the form attached as Exhibit C hereto (the “Dismissal”), with electronic signatures of counsel for the plaintiffs/petitioners in the Consolidated Action.

In the event the Court declines to enter the Order by November 7, 2008, this Agreement shall become null and void for all purposes, the Dismissal shall not be filed, and the Consolidated Action shall proceed as if this Agreement had not been entered into.

           3.  Mutual Releases.   Upon receipt of the Settlement Amounts by each of the entities listed on Exhibit A, the following mutual releases shall take effect without further action by any party:

(a)
Each Payee (including without limitation each plaintiff/petitioner in the Consolidated Action) and their respective heirs, successors, assigns, affiliates, parents and indirect parents, subsidiaries and indirect subsidiaries, officers, directors, stockholders, agents, partners, members, principals and counsel hereby releases each of the defendants in the Consolidated Action (the “Defendants”) and their heirs, successors, assigns, affiliates, parents and indirect parents, subsidiaries and indirect subsidiaries, officers, directors, stockholders, agents, partners, members, principals and counsel from any and all actions, causes of action, claims and demands for, upon or by reason of any loss, damage, injury, cost or expense whatsoever, in connection with or related to the Consolidated Action, whether in law or equity and whether based on any state law, federal law, foreign law or common law right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued; and

(b)
Each of the Defendants and their respective heirs, successors, assigns, affiliates, parents and indirect parents, subsidiaries and indirect subsidiaries, officers, directors, stockholders, agents, partners, members, principals and counsel hereby releases each of the plaintiffs/petitioners in the Consolidated Action and their heirs, successors, assigns, affiliates, parents and indirect parents, subsidiaries and indirect subsidiaries, officers, directors, stockholders, agents, partners, members, principals and counsel from any and all actions, causes of action, claims and demands for, upon or by reason of any loss, damage, injury, cost or expense whatsoever, in connection with or related to the Consolidated Action, whether in law or equity and whether based on any state law, federal law, foreign law or common law right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued.

4.  Authority/Binding Effect.   Each party hereto represents that the person executing this Agreement on that party’s behalf has been duly authorized to do so and that the party for whom such person is acting will be fully and legally bound by such execution of this document.  This Agreement shall be binding upon and shall inure to the benefit of the successors, heirs, assigns and affiliates of the parties hereto.

5. No Admission of Liability.  The parties agree that this Agreement shall not be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing or of the truth of any of the claims or allegations alleged in the Consolidated Action or as a waiver of any defenses thereto.

6.  Counterparts.   This Agreement may be executed in counterparts, and facsimile or electronic signatures of the parties shall be treated for all purposes as original signatures, but shall not be effective against any party until executed by all parties.

7.  No Modification.   No modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all parties hereto.

8.  Governing Law; Jurisdiction.  This Agreement shall be governed by the laws of Delaware without regard to principles of conflicts of law.  The Court of Chancery of the State of Delaware shall have exclusive jurisdiction to hear any matters arising out of this Agreement, and the parties hereby express their intent that the Court of Chancery shall be the appropriate forum for any such matters.  It is further agreed that the party who prevails in any such proceeding shall be entitled to recover from the non-prevailing party all reasonable costs and attorney’s fees incurred in that regard.

[SIGNATURE PAGES FOLLOW]

SHIRE HUMAN GENETIC THERAPIES, INC. f/k/a TRANSKARYOTIC THERAPIES, INC.		SHIRE PLC

By:		By:
	Title:		Title:
	Date: November ___, 2008		Date: November ___, 2008

DR. DENNIS LANGER

By:
Title:
Date: November ___, 2008

HIGH RIVER LIMITED PARTNERSHIP		ICAHN PARTNERS MASTER FUND L.P.

By:		By:
	Title:		Title:
	Date: November ___, 2008		Date: November ___, 2008

ICAHN PARTNERS, L.P.		VIKING GLOBAL EQUITIES LP

By:		By:
	Title:		Title:
	Date: November ___, 2008		Date: November ___, 2008

VGE III PORTFOLIO LTD.		CR INTRINSIC INVESTMENTS, LLC

By:		By:
	Title:		Title:
	Date: November ___, 2008		Date: November ___, 2008

SIGMA CAPITAL ASSOCIATES, LLC		MILLENCO, LLC

By:		By:
	Title:		Title:
	Date: November ___, 2008		Date: November ___, 2008

PORTER ORLIN LLC		ATTICUS CAPITAL LP

By:		By:
	Title:		Title:
	Date: November ___, 2008		Date: November ___, 2008

ROSLYN M. ORLIN		DEEPHAVEN EVENT TRADING, LTD.

By:		By:
	Title:		Title:
	Date: November ___, 2008		Date: November ___, 2008

DEEPHAVEN GROWTH OPPORTUNITIES TRADING, LTD.		MA DEEP EVENT TRADING, LTD.

By:		By:
	Title:		Title:
	Date: November ___, 2008		Date: November ___, 2008

EXECUTION OF AGREEMENT
BY NON-PARTY STOCKHOLDER:

ING CAPITAL LLC hereby acknowledges that, although it is not a party to the Consolidated Action, its execution of this Settlement Agreement and Mutual Release constitutes its express agreement to be bound by the all of the terms and conditions set forth above as if it were such a party, and that its receipt of a Settlement Amount (as reflected on Schedule A hereto) is conditioned upon its agreement to be so bound.

ING CAPITAL LLC
By:
Title:
Date: November ___, 2008

EXHIBIT A
TO
SETTLEMENT AGREEMENT
AND MUTUAL RELEASE

Payees	Settlement Amounts to be Paid by TKT	Number of TKT Shares Represented
Millenco LLC	$164,983,550	3,299,671
Porter Orlin LLC	$123,235,350	2,464,707
Atticus Capital LP	$38,945,000	778,900
Roslyn Orlin	$500,000	10,000
Icahn Partners Master Fund L.P.	$37,595,850	751,917
Icahn Partners L.P.	$34,703,950	694,079
High River Limited Partnership	$18,075,000	361,500
CR Intrinsic Investments, LLC	$100,628,050	2,012,561
Sigma Capital Associates, LLC	$16,850,000	337,000
VGE III Portfolio Ltd.	$2,735,000	54,700
Viking Global Equities LP	$2,565,000	51,300
Deephaven Event Trading Ltd.	$4,855,700	97,114
Deephaven Growth Opportunities Trading, Ltd.	$2,960,050	59,201
ING Capital LLC	$18,825,000	376,500

EXHIBIT B
TO
SETTLEMENT AGREEMENT
AND MUTUAL RELEASE

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE: TRANSKARYOTIC THERAPIES, INC.	) ) ) )	Consolidated C.A. No. 2776-CC

[PROPOSED] ORDER

WHEREAS, this Court has been informed that the parties to the captioned action have reached a proposed settlement (the “Settlement”); and

WHEREAS, the parties have represented to this Court that all persons listed on the duly verified list of appraisal claimants (as filed with this Court) have agreed to settle this action under the terms and conditions of the Settlement; and

WHEREAS, the Court finds that these circumstances satisfy the requirements of 8 Del. C. § 262 (k);

NOW, THEREFORE, this ____ day of November, 2008, IT IS HEREBY ORDERED that this action may be dismissed by the filing of a stipulation of dismissal pursuant to Court of Chancery Rule 41(a)(1)(ii).

William B. Chandler, III
Chancellor

EXHIBIT C
TO
SETTLEMENT AGREEMENT
AND MUTUAL RELEASE

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE: TRANSKARYOTIC THERAPIES, INC.	) ) ) )	Consolidated C.A. No. 2776-CC

STIPULATION  OF DISMISSAL

Pursuant to Court of Chancery Rule 41(a)(1)(ii) and the Order dated November ________, 2008   the captioned action is hereby dismissed with prejudice.

ASHBY & GEDDES	POTTER ANDERSON & CORROON LLP

Stephen E. Jenkins (#2152)
Steven T. Margolin (#3110)
Lauren E. Maguire  (#4261)
Catherine A. Strickler (#4310)
Andrew D. Cordo (#4534)
500 Delaware Avenue, 8th Floor
Wilmington, DE 19801
(302) 654-1888
Arthur L. Dent (#2491) Bradley W. Voss (#4318) Abigail M. LeGrow (#4673) P.O. Box 951 1313 N. Market Street Wilmington, DE 19801 (302) 984-6034

Attorneys for High River Limited Partnership, Icahn Partners Master Fund, L.P., Icahn Partners, L.P., Viking Global Equities LP, VGE III Portfolio Ltd., CR Intrinsic Investments, LLC, and Sigma Capital Associates, LLC	Attorneys for Millenco, LLC, Porter Orlin LLC, Atticus Capital LP and Roslyn M. Orlin

EDWARDS ANGELL PALMER & DODGE LLP	RICHARDS, LAYTON & FINGER, P.A.

John L. Reed (#3023) Denise Seastone Kraft (#2778) 919 North Market Street 15th Floor Wilmington, Delaware 19801 (302) 777-7770	Allen M. Terrell, Jr. (#709) John D. Hendershot (#4178) Charles A. McCauley, III (#4738) One Rodney Square, P.O. Box 551 Wilmington, Delaware 19899-0551 (302) 651-7700

Attorneys for Deephaven Event Trading, Ltd., Deephaven Growth Opportunities Trading, Ltd. and MA Deep Event Trading, Ltd.	Attorneys for Transkaryotic Therapies, Inc., and Shire Plc.

DUANE MORRIS LLP

Daniel V. Folt (#3143) Matt Neiderman (#4018) 1100 North Market Street Suite 1200 Wilmington, DE 19801 (302) 657-4927

Attorneys for Dennis H. Langer